ARTICLES OF ASSOCIATION

                                     OF

            GREEN FOOD PEREGRINE CHILDERN'S FOOD COMPANY, LIMITED


                    CHINA NATIONAL GREEN FOOD CORPORATION

                     CHINA PEREGRINE ENTERPRISES,LIMITED

                         AMER-CHINA PARTNERS LIMITED



                            DATED APRIL 13, 1993



                              TABLE OF CONTENTS

Chapter I             Forward

Chapter II            Parties to the Contract

Chapter III           The Joint Venture

Chapter IV            Purpose, Scope and Scale of Business

Chapter V             Total Investment and Registered Capital

Chapter VI            Board of Directors

Chapter VII           Meeting of the Board of Directors

Chapter VIII          Management Body

Chapter IX            Annual Business Plan and Budget

Chapter X             Bank Loans

Chapter XI            Distribution of Profits

Chapter XII           Foreign Currency Control

Chapter XIII          Labor Management

Chapter XIV           Financial Affairs and Audit

Chapter XV            Term, Termination and Liquidation

Chapter XVI           Revision

Chapter XVII          Insurance

Chapter XVIII         Language

Chapter XIX           Effectiveness and Miscellaneous

Signatures


                                  ARTICLES

                              CHAPTER I FORWARD


Section 1.01 China National Green Food Corporation (hereafter referred to as Party A), China Peregrine Enterprises, Limited (hereafter referred to as Party B), and Amer-China Partner Ltd. (hereafter referred to as Party C), in accordance with the Law of the People's Republic of China on Chinese-foreign Equity Joint Ventures and other related laws and regulations of the People's Republic of China, and based on the joint venture contract signed by all the Parties (the "Joint Venture Contract") hereby formulate these Articles of Association of Green Food Peregrine Children's Food Company, Limited.

                     CHAPTER II PARTIES TO THE CONTRACT

Section 2.01  This Article is signed by the following Parties:

1.    Party A:                  China National Green Food Corporation.
      Legal Address:            Guangximen Beili No. 16,
                                Chaoyang District,
                                Beijing 100028,
                                People's Republic of China
      Fax:                      (86-1)422 1190
      Telephone:                (86-1)4228888-7206/7204
      Legal Representative:     Liu Lianfu
      Post:                     General Manager
      Nationality:              China

2.    Party B:                  China Peregrine Enterprises, Limited
      Legal Address:            5333 Westheimer, Suite 800
                                Houston, Texas 77056
                                United States of America
      Fax:                      (713)961-5726
      Telephone:                (713)961-0334
      Legal Representative:     Charles J. Beech
      Post:                     President
      Nationality:              United States of America

3.    Party C:                  Amer-China Partners, Ltd.
      Legal Address:            620 North Third Avenue, St.
                                Charles, Illinois 60174,
                                United States of America
      Fax:                      (708)513-5338
      Telephone:                (708)513-6765
      Legal Representative:     George C. Bergland
      Post:                     President
      Nationality:              United States of America

                        CHAPTER III THE JOINT VENTURE

Section 3.01 The name of this Joint Venture is in Chinese, and Green Food Peregrine Children's Products Company, Limited in English. It's legal address is: Chongqing Hotel, Beijing, People's Republic of China. With the approval of the Board of Directors and the relevant departments of the Chinese government, The Joint Venture may set up branches in China and abroad.

Section 3.02 The Joint Venture shall be a Chinese legal person, and all of its activities should abide by and be protected by the laws, decrees and concerned regulations of china.

Section 3.03 The form of organization of the Joint Venture shall be a limited liability company. The liability of each Party is limited to its contribution of registered capital contributed under this Contract. The Joint Venture is responsible to third parties to the full extent of its property. No Party has any responsibility for the other Parties, the Joint Venture or a third party for any losses of the Joint Venture or claims against the Joint Venture except according to any guaranty provided by each Party. If any Party, entrusted by the Joint Venture with an entrusted letter, acts of behalf of the Joint Venture and such acts lead to claims for compensation by a third party, the Joint Venture shall compensate such Party's expenses, losses, compensation, claims and responsibility. Subject to the foregoing provisions, all Parties shall share the profits, losses and risks of the Joint Venture according to the amount of their respective registered capital in the Joint Venture.

          CHAPTER IV PURPOSE, SCOPE AND SCALE OF THE JOINT VENTURE

Section 4.01 The purpose of the Joint Venture shall be to strengthen economic cooperation and exchange of technology, to adopt advanced and practical technology and scientific methods of management to improve the quality of products, to develop new products competitive in the domestic and international markets in quality and price, to improve economic efficiency and ensure satisfactory economic profits to all Parties.

Section 4.02 The business scope of the Joint Venture shall be the manufacture, distribution and marketing of children's fresh milk ("infant formula"), other children's food products and a range of baby foods and supplements. The Joint Venture may sell its products both in China and abroad.

Section 4.03 The Joint Venture shall, in its initial stage, set up production lines for Children's fresh milk in Shanghai and Beijing. When the Board of Directors determines that conditions are appropriate, it may set up productive branches in other cities with the approval of concerned department in accordance with related Chinese regulations. The Parties presently anticipate that the Joint Venture e will apply to establish production branches in cities in China with a population exceeding 2,000,000 and may establish branches in other cities.

Section 4.04 The initial production scale of the Joint Venture is 30,000 tons of children's fresh milk and the production of other foods for children. The Board of Directors may adjust production capacity in response to market conditions.

              CHAPTER V TOTAL INVESTMENT AND REGISTERED CAPITAL

Section 5.01 The total investment of the Joint Venture is US$9,900,000. The total registered capital of the Joint Venture is US$5,000.000.

Section 5.02 1. Party A shall invest in cash US$1,500,000 for the Joint Venture's registered capital, and amount equal to 30% of the total registered capital.

      2. Party B shall invest in cash US$3,000,000 for the Joint Venture's registered capital, an amount equal to 60% of the total registered capital.

      3. Party C shall invest in cash US$500,000 for the Joint Venture's registered capital, an amount equal to 10% of the total registered capital.

Section 5.03 All Parties shall contribute their capital in the time and manner stipulated in the Joint Venture Contract.

Section 5.04 The date on which any amount of contribution in cash has been transferred by any Party to the account of the Joint Venture shall be deemed to be the date of such contribution. Following each Party's contribution of capital, the Joint Venture shall draft and submit a verification report regarding the contribution(s) to respective Parties, and the Chairman and Vice-Chairman of the Joint Venture shall sign a contribution certificate.

Section 5.05 Any Party may assign or sell its total or partial amount of registered capital (ownership) to the other Parties or a third party; however, to do so, it must obtain a written consent from other Parties.

      1. When one Party wishes to assign, see or dispose of its total or partial registered capital, it shall send a written notice to the other Parties setting forth the terms and conditions of the assignment, sales or other methods of disposal. The other Parties shall have the priority to purchase in proportion to their respective shares of the above-mentioned registered capital (ownership) according to the terms and conditions described in the notice.

      2. If no Party exercises its priority right within ninety (90) days after it receives written notice of the intent to so exercise, the selling Party may assign, sell or dispose of its registered capital, in total or in part, as set out in the notice; however, it shall not give the buyer terms or conditions of better preferential treatment to the buyer than those listed in the notice. The selling Party shall present to other Parties copies of written agreement of the sales or assignment.

      3. Provided there is no other agreement to the contrary among the Parties hereto, the business, other contract liabilities, fulfillment of the liabilities and the structural organization shall not be affected in any way by this assignment or sale.

      Any sale or assignment of registered capital shall be within the scope provided by law, and subject to the approval of the examination and approval authority.

      The Joint Venture shall apply to the Sate Administration for Industry and Commerce or its designated authority ("Agency For Registration and Administration") to fulfill the formalities related to the change.

Section 5.06 Any increase to the registered capital shall be approved unanimously by the Board of Directors, and approved by the examination and approval authority. Upon receiving the approval from the examination and approval authority, the Joint Venture shall register the increased capital with the Agency for Registration and Administration.

                        CHAPTER VI BOARD OF DIRECTORS

Section 6.01 The joint Venture shall establish of Board of Directors. The Board of Directors is the highest power organ of the Joint Venture.

Section 6.02 The Board of Directors is responsible for all important issues related to the Joint Venture. Its duties are mainly as follow:

      (a) Ratify important reports of the General Manager such as the production schedule, annual business report, funds, and loans:

      (b) Ratify the annual accounting report, receipts and expenditures budget, and annual profit distribution plan;

      (c)   Approve important rules and regulations of the Joint Venture;

      (d)   Decide the establishment of branches of the Joint Venture;

      (e)   Revise the Articles of Association;

      (f) Discuss and decide the termination of production, expiration of the Joint Venture and its combination with other economic organizations;

      (g) Decide the employment of the General Manager, senior managers and senior technicians;

      (h) Be responsible for the termination of the Joint Venture and its liquidation upon expiration;

      (i)   Decide all other important issues related to the Joint Venture.

Section 6.03 The Board of Directors shall consist of five (5) members. Party A shall appoint two (2) members. Party B shall appoint three (3) members and Party C shall appoint one (1) advisory member who shall have no right to vote.

Section 6.04 The term of office of members of the Board shall be four (4) years which can be extended if the appointing Party so decides. The Chairman of the Board shall be elected from members nominated by Party A. The Vice Chairman shall be elected form members nominated by Party B.

Section 6.05 If there is a vacancy arising from the retirement, resignation, illness, inability in performance, or death among the members of the Board, or if one Party terminates its appointed member, the nominating Party shall appoint a successive member to the post, to serve the remaining term of previous member.

Section 6.06 The Chairman of the Board of Directors is the legal representative of the Joint Venture. However, the Chairman is not permitted to bind the Joint Venture other than within the power clearly entrusted to him by the Board of Directors. When the Chairman is not able to fulfill his responsibilities he shall authorize the Vice Chairman or another member of the Board to represent the Joint Venture in his place.

                CHAPTER VII MEETING OF THE BOARD OF DIRECTORS

Section 7.01 The meeting of the Board of Directors shall be held at least once a year, at the place selected by the Board of Directors, in principle, the meeting of the Board shall be held in March or April. The first meeting shall be held within ninety (90) days after the date that the business license is issued.

Section 7.02 When at least two (2) Board members request in written form to discuss a certain matter, the Chairman should call for an interim meeting of the Board after consulting his deputies.

Section 7.03 The following subjects shall be decided only by unanimous approval of the Board of Directors:

      1.  The revision of these Articles of association;

      2. The increase or assignment of the registered capital of the Joint Venture;

      3. The combination of the Joint Venture with other economic organizations;

      4.  The liquidation, dissolution or early termination of the Joint
          Venture.

Section 7.04 Resolutions with respect to other matters may be adopted by the majority of the Board present at the meeting in person or by proxy.

Section 7.05 A written resolution signed by all the members of the Board of directors shall have the same effect as those reached in formally held Board meeting with unanimous vote. A written resolution signed by no less that needed members for a legal meeting shall have the same effect as those reached in the formally held Board meeting with majority vote.

Section 7.06 The Chairman shall make the agenda and schedule for meetings of the Board of Directors and be responsible to call for and preside over the Board meeting. If the Chairman fails to attend the meeting, the vice-chairman shall be responsible to call for and preside over the Board meeting. All matters that are raised in the meeting shall be fully discussed. All members (if they wish) should have equal opportunity to express their opinions.

Section 7.07 If a member is unable to attend meeting, he may write a letter of trust to entrust others to attend the meeting in his name. The representative entrusted in this manner shall have the same right and power as the absent member. If a member fails to attend the meeting or entrust others to attend, he shall be deemed as waiving his right to vote in that meeting.

Section 7.08 The quorum for all Board meetings shall be two-thirds of the total number of directors, present in person or by proxy.

Section 7.09 For any meeting of the Board of Directors, the members of the Board should be informed at least fourteen (14) days before the meetings. The notice of meeting should include the place and time of the meeting, a detailed agenda of the meeting and matters to be discussed, together with all related reports, documents and other materials. The notice, detailed agenda, related reports, documents and other materials should be written in Chinese and in English.

Section 7.10 The Joint Venture should reimburse the Board members and their entrusted representatives' reasonable expenses of transportation, food and accommodation related to Board meetings.

Section 7.11 The general manager (or the acting general manager) may attend Board meetings but without the right to vote, unless he (or the acting general manager) himself is a Board member or is entrusted by one of the Absent Board members.

Section 7.12 The meeting records should be written in Chinese and English and be signed by the Chairman, vice-chairman, and all members of the Board (or their respective proxies). The original signed record should be kept in the files of the Joint Venture. Its copies should be sent to every Board member and all Parties within thirty (30) days after the meeting.

Section 7.13 Any member of the Board who wants to make any revision or supplement to the record should submit his revision of supplementary opinion in written form to the Chairman written fourteen (14) days after he receives the copy of records.

      If there is no objection from the members, the said revision or supplement will enter the formal record. If there is objection from members, the revision of supplement is subject to approval of the meeting of the Board.

                        CHAPTER VIII MANAGEMENT BODY

Section 8.01 The Board of Directors shall appoint one (1) general manager and one (1) assistant general manager. The general manager shall be nominated by Party B and approved by the Board of Directors. The assistant manager shall be nominated by Party A and should be approved by the Board of Directors. The term of office of the general manager and assistant general manager shall be determined by the Board.

Section 8.02 The general manager is responsible for implementing all resolutions of the meetings of the Board of Directors and for organizing and exercising leadership of the daily administrative and management of the Joint Venture The general manager shall consult with the assistant general manager when dealing with serious matters. The assistant general manager shall assist the general manager with his work.

Section 8.03 The administrative and management body shall employ a certain number of department managers to be in charge of the work of various departments of the Joint Venture, to implement the works assigned by the general manager, and the assistant general managers and to be responsible to them.

Section 8.04 The general manager and assistant general manager may be dismissed at any time by resolution of the Board of Directors. However, replacements must be chosen in the manner set out in Section 8.01.

Section 8.05 The Board of Directors shall decide on the salaries and other compensation of the administrative staff.

Section 8.06 At the invitation of the Board of Directors, the Chairman, vice-chairman and directors can be nominated to work as general manager, assistant general manager and other senior posts.

Section 8.07 The general manager and assistant general manager shall not be employed full or part time by other economic organizations.

Section 8.08 The general manager, assistant general manager and other senior staff shall submit written notice (30) days before resigning.

Section 8.09 The General Manager shall prepare a monthly report summarizing the previous month's developments regarding operations and finance and other information requested by the Board of Director. The general manager shall deliver a copy of such report to each. Party and to each Board member.

                 CHAPTER IX ANNUAL BUSINESS PLAN AND BUDGET

Section 9.01 The general manager shall daft the annual business plan and budget. The annual business plan and budget of every fiscal year (including the estimated capital indebtedness, deficit and profit plan and cash income and expenditure report) should be submitted before October 1 of the previous fiscal year for the examination by the Board of Directors and shall include following detailed materials:

      1.  The procurement of equipment's and other property of the Joint
          Venture;

      2.  Raising and expenditure of capital;

      3.  Plans for production and product marketing;

      4. Maintenance and repair of the property and equipment of the Joint Venture;

      5. Budgetary estimate of the Joint Venture based on business plan and budget;

      6.  Training plan for the personnel of the Joint Venture;

      7. Raw material, fuel, water, electricity, public facilities and other thrown-in materials;

      8. The plan for proportion of export internal sales and recommendations of export and internal sales prices;

      9.  Foreign currency income and expenditure balance plan; and

      10. Report on any other matters that might be asked for by the Board of Directors or any member of the Board.

Section 9.02 The Board of Directors should examine and approve the business plan and budget before October 31 of the same year that the planned budget is submitted. The general manager shall be in charge of the implementation of the annual business plan and budget approved by the Board.

                            CHAPTER X BANKS LOANS

Section 10.01 The Joint Venture may, according to specific needs, apply to the Bank of China and (or) any other approved foreign or Chinese banks for foreign currency and (or) Renminbi loans. The Joint Venture may also borrow foreign currency funds from any other banks or financial institutions. The Joint Venture should report the loans to the State Administration of Exchange control or other concerned branches for the records.

Section 10.02  The Joint Venture may also borrow from each Party.

                     CHAPTER XI DISTRIBUTION OF PROFITS

Section 11.01 After paying income taxes in accordance with the relevant Chinese laws and regulations, the after-tax profit shall be distributed according to the principles below:

Section 11.02 The Joint Venture should allocate the reserve fund, expansion fund and bonus and welfare fund for staff and workers in Renminbi, with the ratio for such allocations to be determined each year by the Board of Directors. The plan for using the three funds should be drawn by the general manager and should be submitted to the Board of Directors for approval.
When it is approved, the plan should be implemented by the general manager.

Section 11.03 The reserve fund need not be increased when it is equal to the registered capital. Besides the fulfilment of the deficit of the Joint Venture, with approval of the examining and approving agency, the reserve fund can also be used to increase capital and enlarge production.

Section 11.04  When the three funds are allocated in accordance with Section
11.02 and any loans are repaid by the Joint Venture in accordance with the terms thereof, the after-tax profits of the Joint Venture in accordance with the terms thereof, the after-tax profits of the Joint Venture shall be distributed based upon the ratio of each Party's registered capital. The profits shall be decided by the Board of Directors whether for distribution or for expansion of the Joint Venture's business, provided, however, that where profits are used for expansion the Board of Directors shall distribute to Party B and Party C from the profits that are available for distribution to Party B and Party C an amount of profits sufficient to enable Party B and Party C to pay the tax liabilities, if any, that they each may incur in respect of the Joint Venture's profits. At the same time, the Board of Directors shall distribute to Party A from the profits available for distribution to Party A a corresponding amount of profits. After the Shanghai plant is in production, the Joint Venture may distributed profits to the Parties. If the Joint Venture has incurred losses in the previous years, the profits of the current year shall be first used to make up the losses. The Joint Venture shall not distribute profits until the previous losses are made up. Remaining profits from previous years may the added to the current year for profits distribution, or for distribution after making up the current year's deficit. The profits of Party B and Party C may be used for further investment inside China or may be remitted outside China.

Where the Joint Venture has foreign currency available for profit distribution, each Party shall receive an amount of such foreign currency in proportion to its respective contribution to registered capital. The Joint Venture shall assist each Party upon request in exchanging profits available for distribution in Renminbi into United States Dollars using the Foreign Exchange Adjustment Centers and any other reasonable methods that may be available to the Joint Venture of any Party. The costs of such exchanges shall be borne by the Party receiving the foreign currency profit distribution. All profits distributed to Party B or Party C in foreign currency shall be freely remittable outside of China to a bank account designated by such Party. If Party A desires to convert into Renminbi any of the foreign currency it receives pursuant to this Article, it shall first offer such foreign currency to Party B and Party C (in proportion to their respective contributions to registered capital) at an exchange rate to be agreed by the Parties.

                    CHAPTER XII FOREIGN CURRENCY CONTROL

Section 12.01 The Joint Venture shall open a Renminbi account, foreign currency account and (if the board of directors decides) a foreign currency credit account in the banks inside China. All cash receipts and expenditures should go through the bank. If it is necessary for the Joint Venture to open an account in a Hong Kong bank or a foreign country bank outside China, it shall obtain permission from the State Administration for Exchange control and submit the receipts and expenditures and provide bills
or checks   The foreign currency trade of the Joint Venture shall be in accordance with the foreign exchange control regulations in the People's Republic of China.

Section 12.02 The Joint Venture may balance its receipts and expenditures in foreign currency through exporting products or other methods allowed by Chinese laws.

Section 12.03 With respect to foreign currency savings, the Joint Venture may mortgage its foreign currency to the appropriate branch of the Bank of China or other specified financial agencies of Renminbi of the relative amount in accordance with the "Provisional Measures of the People's Bank of China of Foreign Exchange Secured Renminbi; Loans for Foreign Investment Enterprises". The Renminbi borrowed shall be used for Renminbi expenditures of the Joint Venture.

Section 12.04 Funds in the Joint Venture's foreign currency account should be used by the general manager in accordance with normal business practices; however, when it needs to exchange foreign currency, the Joint Venture should give Party B and Party C priority in converting their renminbi profit distributions based on the exchange rate announced on the date of exchange by the Foreign Exchange Adjustment Centre of the State Administration for Exchange control.

                        CHAPTER XIII LABOR MANAGEMENT

Section 13.01 The employment, invitation, dismissal, resignation, wages, welfare labor insurance, labor safety, working discipline etc of the employees of the Joint Venture shall be managed in accordance with the "Provisions of the People's Republic China for Labor Management in Chinese-foreign Equity Joint Ventures" and rules regarding its implementation. Party A should assist the Joint Venture in finding a number of qualified personnel for employment by the Joint Venture. The general manager should employ the most qualified candidates from those recommended personnel after examination. The Joint Venture also has the right to find and employ workers on its own.

Section 13.02 The Joint Venture shall employ the contracted invitation system. All its personnel shall have to pass an exam and an evaluation. The terms of the exam and evaluation shall be provided in the invitation contract. The Joint Venture shall decide whether it shall employ them.

Section 13.03 None of the personnel could be employed part of full time by other companies units.

Section 13.04 The labor management affairs such as employment, dismissal, wages, labor insurance, career security and hygiene, welfare, and rewards of the employees of the Joint Venture shall be planned by the Board the Directors according the related Chinese laws, regulations and rules of departments in charge. The Joint Venture shall sign collective contracts through the Labor Union or sign individual contracts with each employee to stipulate the above mentioned matter. Such labor contracts shall be filed with the local agencies of labor.

Section 13.05 According to the plan approved by the Board of Directors and the labor contract stipulated in Section 13.04. the general manager has the full power to handle all the labor management affairs, including dismissal of unqualified and surplus personnel, and those who fail to fulfill or efficiently implement the work assigned to them, and the ones who refuse to obey or have violated the rules and regulation of the Joint Venture, on the basis of the "Provisions of the People's Republic of China for Labor Management in Chinese-foreign equity Joint Ventures".

Section 13.06 The regulations made by the Board of Directors of the Joint Venture are:

      1. Administration and management system, including regulation on authority and working procedures of respective departments;

      2.  Personnel regulation;

      3.  Labor and wage system;

      4.  The system on work attendance, promotion, reward and penalty;

      5.  The system concerning welfare of personnel;

      6.  Financial regulations;

      7.  The procedure concerning the liquidation of the venture.

Section 13.07 The personnel of the venture have the right to set up their labor union organization to carry out union activities, according to the "Labor Union Law of the People's Republic of China".

Section 13.08 The Joint Venture shall submit 2% of total actual personnel wages to the union fund monthly. The union of the Joint Venture shall use the fund according to the "Measures for Handling Union Funds" stipulated by the All China Workers' Union Confederation of China.

                   CHAPTER XIV FINANCIAL AFFAIRS AND AUDIT

Section 14.01 The accounting system shall be made in accordance with relevant laws and accounting regulations of China and circumstances of the Joint Venture. The Joint Venture shall submit its accounting system to the finance and tax departments in charge for the record.

Section 14.02 The treasurer recommended by the general manager for and appointed by the Board of Directors is responsible for the financial management of the venture.

Section 14.03 According to the "Regulation of the People's Republic of China on Financial Administration of Foreign Investment Enterprises" and its attached regulations as well as modern management methods, the general manager and the treasurer shall formulate the Joint Venture's system of financial management and procedures. The system of financial management of procedures adopted by the Joint Venture shall be submitted to the Board of Directors for approval. The system of financial management and procedures shall be filed in the department in charge within the Joint Venture and also concerned local financial departments and taxation agencies. The Joint Venture shall adopt the debit and credit and accrual basis for accounting as its accounting system and principles.

Section 14.04 The annual financial year of the Joint Venture shall be from January 1 to December 31 of the same year. Although all original "source documents" such as daily vouchers, receipts, and statements shall be in the language in which they are provided, which in most cases will be Chinese, the accounting will be done on a computer system and software provided by Party B. Accounting reports, including detailed general ledger reports, will be provided monthly on paper as well as MS-DOS computer readable format. The Joint Venture shall provide all the reasonable assistance and cooperation to each Party of the Joint Venture to assist in their understanding of these records.

Section 14.05 The Joint Venture adopts Renminbi as its accounting currency. If cash deposits, other cash receipts and expenditures as well as the currency for losses or gains in remittances are different from the currency in the accounting statement, the currency in the actual receipts and expenditures shall be the accounting currency. The actual profit or loss resulting from exchange shall be accounted as profit or loss. The exchange rate adopted by the Joint Venture in remittance and accounting (and any changes thereto) shall be chosen by the Board of Directors in accordance with applicable Chinese laws and regulations.

Section 14.06  The accounting book of the venture shall have content below:

      1.  All the amounts of cash income and expenditures of the Joint
          Venture:

      2.  Buying and selling of materials of the Joint Venture;

      3.  The Joint Venture's registered capital and assets and liabilities;

      4. Contribution time, increase and transfer of the registered capital of the Joint Venture; and

      5.  Other items required by Chinese law or by any Party.

Section 14.07 The general manger shall draft a financial statement of accounts, including statements of assets and liabilities, statements of losses and gains, and a plan for the distribution of profits within the first three(3) months of every business year of the preceding business year. The Joint Venture shall invite an accountant registered in China as its auditor, who shall examine the Joint Venture's financial condition twice a year. After the examination, the annual report shall be submitted to the Board of Directors for approval. Following approval by the Board of Directors, the Joint Venture shall send the financial statement and the auditor's report to the legal representative of all Parties within four (4) months after the end of the previous financial year. The Joint Venture shall also draft a quarterly business report and other reports as may be required by the Board of Directors and shall send such report to all Parties.

Section 14.08 Each Party may employ at its own expense an accountant to examine the Joint Venture's accounting books. Unless the examination shows significant mistakes that are not noticed by the auditor of the Joint Venture, the Joint Venture has no responsibilities to pay the expenses related to the examination. The Joint Venture should provide all the reasonable assistance to the auditor and this auditor should keep secret of all material he comes across during the examination.

                CHAPTER XV TERM, TERMINAITON AND LIQUIDATION

Section 15.01 The term of the Joint Venture shall be fifty (50) years from the date when the State Administration for Industry and Commerce issues the Joint Venture its business license signifying legal person status.

Section 15.02 When the Joint Venture Contract expires, except in the case that the Joint Venture Contract is extended according to Section 18.2 of the Joint Venture Contract, the Joint Venture shall be dissolved and liquidated in accordance with the relevant provisions of the Joint Venture Contract and Chinese laws and regulations.

Section 15.03 Any Party may terminate the Joint Venture before the term expires in accordance with Section 18.03 of the Joint Venture Contract. Unless one Party's rights and benefits are purchased according to Section
18.4 of the Joint Venture Contract and the Joint Venture continues its business, the Board of Directors of the Joint Venture should terminate, dissolve and liquidate the Joint Venture two (2) months after it receives the notice of terminations.

Section 15.04 When the Joint Venture expires of is terminated before the end of its term, the Board of Directors shall determine procedures, principles, and members of the liquidation committee to liquidate the assets of the Joint Venture.

Section 15.05 The liquidation committee may include creditors' representatives and other important relevant persons, and it may also employ accountants and lawyers who are registered in China.

Section 15.06 The task of the liquidation committee is to carry out total liquidation of the Joint Venture's assets, debts and credit rights, prepare a balance sheet and list of assets, determine the liquidation plan, submit the plan to the Board of directors and implement the plan.

Section 15.07 During the liquidation period, the liquidation committee shall legally represent the Joint Venture in bringing and responding to legal actions.

Section 15.08 The liquidation period, the liquidation committee shall legally represent the Joint Venture in bringing and responding to legal actions.

Section 15.09 After the settlement of all claims and debts, the rest of the assets shall the distributed to the Parties in accordance with the ratio of registered capital.

Section 15.10 After the end of liquidation, the Joint Venture shall submit a report to the examination and approval authority, carry out deregistration procedures at the Agency for Registration and Administration and turn in its business license.

Section 15.11 After the term of the Joint Venture original accounting books and records shall be kept by Party A, but Parties B and C may keep copies thereof.

                            CHAPTER XVI REVISION

Section 16.01 Any revision, modification and supplement of the Contract or its appendices shall be done by written agreement among the Parties. According to the provisions of the laws in China, revisions or modifications of the agreement shall come into effect only if approved by the examination and approval authority.

                           CHAPTER XVII INSURANCE

Section 17.01 During the preparatory and operation periods of the Joint Venture, the Joint Venture shall procure insurance with the approval of the Board of Directors in accordance with related Chinese regulation. The risks, value and terms of insurance shall be determined by the Board of Directors.

                           CHAPTER XVIII LANGUAGE

Section 18.01 These Articles of Association shall be signed in both Chinese and English. Both language versions shall be equally valid.

                 CHAPTER XIX EFFECTIVENESS AND MISCELLANEOUS

Section 19.01 Any notice or written communication under these Articles of Association shall be in Chinese and English and shall be sent out by air mail (with receipt), fax, ocean cable, cable or telex. If notices are sent out by fax, ocean cable, cable or telex, they shall be confirmed with airmail and its receipt. If notices of communication under these Articles of Association are sent out by air mail, the date on the receipt shall be considered as the receiving date. If they are sent out by fax, ocean cable, cable or telex, two (2) working days after the sending-out date shall be considered as the receiving date. Unless the legal address is changed by written notice to the other Party, the legal address and the communication numbers in Chapter II shall be the address and number of the Parties.

Section 19.02 The Joint Venture Contract, its appendices and these Articles of Association shall be submitted to the examination and approval authority and shall come into effect only after approval.

      These Articles of Association are signed by the authorized representatives of each Party in Beijing, the People's Republic of China on April 13, 1993.

China National Green Food              China Peregrine Enterprises, Limited
Corporation Management


By:                                    By: /s/ Charles J. Beech
    ------------------------------         --------------------------
Name: [Chinese characters]             Name:   Charles J. Beech
      ----------------------------           ------------------------
Position:                              Position: President
          ------------------------               --------------------

Party C:

Amer-China Partners

By: /s/ George C. Bergland
    ------------------------------
Name:   George C. Bergland
      ----------------------------
Position:  President
          ------------------------


                                  ARTICLES

                              CHAPTER I FORWARD

Section 1.01 China National Green Food Corporation (hereafter referred to as Party A), China Peregrine Enterprises, Limited (hereafter referred to as Party B), and Amer-China Partner Ltd. (hereafter referred to as Party C), in accordance with the Law of the People's Republic of China on Chinese-foreign Equity Joint Ventures and other related laws and regulations of the People's Republic of China, and based on the joint venture contract signed by all the Parties (the "Joint Venture Contract") hereby formulate these Articles of Association of Green Food Peregrine Children's Food Company, Limited.

                     CHAPTER II PARTIES TO THE CONTRACT

Section 2.01 This Article is signed by the following Parties:

1.  Party A:                 China National Green Food Corporation.
    Legal Address:           Guangximen Beili No. 16,
                             Chaoyang District,
                             Beijing 100028,
                             People's Republic of China
    Fax:                     (86-1)422 1190
    Telephone:               (86-1)4228888-7206/7204
    Legal Representative:    Liu Lianfu
    Post:                    General Manager
    Nationality:             China

2.  Party B:                 China Peregrine Enterprises, Limited
    Legal address:           5333 Westheimer, Suite 800
                             Houston, Texas 77056
                             United States of America
    Fax:                     (713)961-5726
    Telephone:               (713)961-0334
    Legal Representative:    Charles J. Beech
    Post:                    President
    Nationality:             United States of America

3.  Party C:                 Amer-China Partners, Ltd.
    Legal Address:           620 North Third Avenue, St.
                             Charles, Illinois 60174,
                             United States of America
    Fax:                     (708) 513-5338
    Telephone:               (708) 513-6765
    Legal Representative:    George C. Bergland
    Post:                    President
    Nationality:             United States of America

                        CHAPTER III THE JOINT VENTURE

Section 3.01 The name of this Joint Venture is                          in
Chinese, and Green Food Peregrine Children's Products Company, Limited in English. Its legal address is: Chongqing Hotel, Beijing, People's Republic of China. With the approval of the Board of Directors and the relevant departments of the Chinese government, the Joint Venture may set up branches in China and abroad.

Section 3.02 The Joint Venture shall be a Chinese legal person, and all of its activities should abide by and be protected by the laws, decrees and concerned regulations of China.

Section 3.03 The form of organization of the Joint Venture shall be a limited liability company. The liability of each Party is limited to its contribution of registered capital contributed under this Contract. The Joint Venture is responsible to third parties to the full extent of its property. No Party has any responsibility for the other Parties, the Joint Venture or a third party for any losses of the Joint Venture or claims against the Joint Venture except according to any guaranty provided by each Party. If any Party, entrusted by the Joint Venture with an entrusted letter, acts on behalf of the Joint Venture and such acts lead to claims for compensation by a third party, the Joint Venture shall compensate such Party's expenses, losses, compensation, claims and responsibility. Subject to the foregoing provisions, all Parties shall share the profits, losses and risks of the Joint Venture according to the amount of their respective registered capital in the Joint Venture.

          CHAPTER IV PURPOSE, SCOPE AND SCALE OF THE JOINT VENTURE

Section 4.01 The purposes of the Joint Venture shall be to strengthen economic cooperation and exchange of technology, to adopt advanced and practical technology and scientific methods of management to improve the quality and price, to improve economic efficiency and ensure satisfactory economic profits to all Parties.

Section 4.02 The business scope of the Joint Venture shall be the manufacture, distribution and marketing of children's fresh milk ("infant formula"), other children's food products and a range of baby foods and supplements. The Joint Venture may sell its products both in China and abroad.

Section 4.03 The Joint Venture shall, in its initial state, set up production lines for children's fresh milk in Shanghai and Beijing. When the Board of Directors determines that conditions are appropriate, it may set up productive branches in other cities with the approval of concerned departments in accordance with related Chinese regulations. The Parties presently anticipate that the Joint Venture will apply to establish production branches in cities in China with a population exceeding 2,000,000 and may establish branches in other cities.

Section 4.04 The initial production scale of the Joint Venture is 30,000 tons of children's fresh milk and the production of other foods for children. The Board of Directors may adjust production capacity in response to market conditions.

              CHAPTER V TOTAL INVESTMENT AND REGISTERED CAPITAL

Section 5.01 The total investment of the Joint Venture is US$9,900,000. The total registered capital of the Joint Venture is US$5,000,000.

Section 5.02 1. Party A shall invest in cash US$1,500,000 for the Joint Venture's registered capital, an amount equal to 30% of the total registered capital.

              2. Party B shall invest in cash US$3,000,000 for the Joint Venture's registered capital, an amount equal to 60% of the total registered capital.

              3. Party C shall invest in cash US$500,000 for the Joint Venture's registered capital, an amount equal to 10% of the total registered capital.

Section 5.03 All Parties shall contribute their capital in the time and manner stipulated in the Joint Venture Contract.

Section 5.04 The date on which any amount of contribution in cash has been transferred by any Party to the amount of the Joint Venture shall be deemed to be the date of such contribution. Following each Party's contribution of capital, the Joint Venture shall draft and submit a verification report regarding the contribution(s) to respective Parties, and the Chairman and Vice-Chairman of the Joint Venture shall sign a contribution certificate.

Section 5.05 Any Party may assign or sell its total or partial amount of registered capital (ownership) to the other Parties or a third party; however, to do so, it must obtain a written consent from other Parties.

              1. When one Party wishes to assign, see or dispose of its total or partial registered capital, it shall send a written notice to the other Parties setting forth the terms and conditions of the assignment, sales or other methods of disposal. The other Parties shall have the priority to purchase in proportion to their respective shares of the above-mentioned registered capital (ownership) according to the terms and conditions described in the notice.

              2. If no Party exercises its priority right within ninety (90) days after it receives written notice of the intent to so exercise, the selling Party may assign, sell or dispose of its registered capital, in total or in part, as set out in the notice; however, it shall not give the buyer terms or conditions or better preferential treatment to the buyer than those listed in the notice. The selling Party shall present to other Parties copies of written agreement of the sales or assignment.

              3. Provided there is no other agreement to the contrary among the Parties hereto, the business, other contract liabilities, fulfillment of the liabilities and the structural organization shall not be affected in any way by this assignment or sale.

              Any sale or assignment of registered capital shall be within the scope provided by law, and subject to the approval of the examination and approval authority.

              The Joint Venture shall apply to the State Administration for Industry and Commerce or its designated authority ("Agency For Registration and Administration") to fulfill the formalities related to the change.

Section 5.06 Any increase to the registered capital shall be approved unanimously by the Board of Directors, and approved by the examination and approval authority. Upon receiving the approval from the examination and approval authority, the Joint Venture shall register the increased capital with the Agency for Registration and Administration.

                        CHAPTER VI BOARD OF DIRECTORS

Section 6.01 The Joint Venture shall establish a Board of Directors. The Board of Directors is the highest power organ of the Joint Venture.

Section 6.02 The Board of Directors is responsible for all important issues related to the Joint Venture. Its duties are mainly as follow:

      (a) Ratify important reports of the General Manager such as the production schedule, annual business report, funds, and loans;

      (b) Ratify the annual accounting report, receipts and expenditures budget, and annual profit distribution plan;

      (c)  Approve important rules and regulations of the Joint Venture;

      (d)  Decide the establishment of branches of the Joint Venture;

      (e)  Revise the Articles of Association;

      (f) Discuss and decide the termination of production, expiration of the Joint Venture and its combination with other economic organizations;

      (g) Decide the employment of the General Manager, senior managers and senior technicians;

      (h) Be responsible for the termination of the Joint Venture and its liquidation upon expiration;

      (i)  Decide all other important issues related to the Joint Venture.

Section 6.03 The Board of Directors shall consist of five (5) members. Party A shall appoint two (2) members. Party B shall appoint three (3) members and Party C shall appoint one (1) advisory member who shall have no right to vote.

Section 6.04 The term of office of members of the Board shall be four (4) years which can be extended if the appointing Party so decides. The Chairman of the Board shall be elected from members nominated by Party A. The Vice Chairman shall be elected from members nominated by Party B.

Section 6.05 If there is a vacancy arising from the retirement, resignation, illness, inability in performance, or death among the members of the Board, or if one Party terminates its appointed member, the nominating Party shall appoint a successive member to the post, to serve the remaining term of previous member.

Section 6.06 The Chairman of the Board of Directors is the legal representative of the Joint Venture. However, the Chairman is not permitted to bind the Joint Venture other than within the power clearly entrusted to him by the Board of Directors. When the Chairman is not able to fulfill his responsibilities he shall authorize the Vice Chairman or another member of the Board to represent the Joint Venture in his place.

                CHAPTER VII MEETING OF THE BOARD OF DIRECTORS

Section 7.01 The meeting of the Board of Directors shall be held at least once a year, at the place selected by the Board of Directors, in principle, the meeting of the Board shall be held in March or April. The first meeting shall be held within ninety (90) days after the date that the business license is issued.

Section 7.02 When at least two (2) Board members request in written form to discuss a certain matter, the Chairman should call for an interim meeting of the Board after consulting his deputies.

Section 7.03 The following subjects shall be decided only by unanimous approval of the Board of Directors:

      1.  The revision of this Articles of association;

      2. The increase or assignment of the registered capital of the Joint Venture;

      3. The combination of the joint Venture with other economic organizations;

      4.  The liquidation, dissolution or early termination of the Joint
          Venture.

Section 7.04 Resolutions with respect to other matters may be adopted by the majority of the Board present at the meeting in person or by proxy.

Section 7.05 A written resolution signed by all the members of the Board of directors shall have the same effect as those reached in formally held Board meetings with unanimous vote. A written resolution signed by no less that needed members for a legal meeting shall have the same effect as those reached in the formally held Board meeting with majority vote.

Section 7.06 The Chairman shall make the agenda and schedule for meetings for the Board of Directors and be responsible to call for and preside over the Board meeting. If the Chairman fails to attend the meeting, the vice-chairman shall be responsible to call for and preside over the Board meeting. All matters that are raised in the meeting shall be fully discussed. All members (if they wish) should have equal opportunity to express their opinions.

Section 7.07 If a member is unable to attend meeting, he may write a letter of trust to entrust others to attend the meeting in his name. The representative entrusted in this manner shall have the same right and power as the absent member. If a member fails to attend the meeting or entrust others to attend, he shall be deemed as waiving his right to vote in that meeting.

Section 7.08 The quorum for all Board meetings shall be two-thirds of the total number of directors, present in person or by proxy.

Section 7.09 For any meeting of the Board of Directors, the members of the Board should be informed at least fourteen (14) days before the meetings. The notice of meeting should include the place and time of the meeting, a detailed agenda of the meeting and matters to be discussed, together with all related reports, documents and other materials. The notice, detailed agenda, related reports, documents and other materials should be written in Chinese and in English.

Section 7.10 The Joint Venture should reimburse the Board members and their entrusted representatives' reasonable expenses of transportation, food and accommodation related to Board meetings.

Section 7.11 The general manager (or the acting general manager) may attend Board meetings but without the right to vote, unless he (or the acting general manager) himself is a Board member or is entrusted by one of the Absent Board members.

Section 7.12 The meeting records should be written in Chinese and English and be signed by the Chairman, vice, chairman, and all members of the Board (or their respective proxies). The original signed record should be kept in the files of the Joint Venture. Its copies should be sent to every Board member and all Parties within thirty (30) days after the meeting.

Section 7.13 Any member of the Board who wants to make any revision or supplement to the record should submit his revision of supplementary opinion in written form to the Chairman within fourteen (14) days after he receives the copy of records.

      If there is no objection from the members, the said revision or supplement will enter the formal record. If there is objection from members, the revision of supplement is subject to approval of the meeting of the Board.

                        CHAPTER VIII MANAGEMENT BODY

Section 8.01 The Board of Directors shall appoint one (1) general manager and one (1) assistant general manager. The general manager shall be nominated by Party B and approved by the Board of Directors. The assistant manager shall be nominated by Party A and should be approved by the Board of Directors. The term of office of the general manager and assistant general manager shall be determined by the Board.

Section 8.02 The general manager is responsible for implementing all resolutions of the meetings of the Board of Directors and for organizing and exercising leadership of the daily administrative and management of the Joint Venture. The general manager shall consult with the assistant general manager when dealing with serious matters. The assistant general manager shall assist the general manager with his work.

Section 8.03 The administrative and management body shall employ a certain number of department managers to be in charge of the work of various departments of the Joint Venture, to implement the works assigned by the general manager and the assistant general managers, and to be responsible to them.

Section 8.04 The general manager and assistant general manager may be dismissed at any time by resolution of the Board of Directors. However, replacements must be chosen in the manner set out in Section 8.01.

Section 8.05 The Board of Directors shall decide on the salaries and other compensation of the administrative staff.

Section 8.06 At the invitation of the Board of Directors, the Chairman, vice-chairman and directors can be nominated to work as general manager, assistant general manager and other senior posts.

Section 8.07 The general manager and assistant general manager shall not be employed full or part time by other economic organizations.

Section 8.08 The general manager, assistant general manager and other senior staff shall submit written notice (30) days before resigning.

Section 8.09 The General Manager shall prepare a monthly report summarizing the previous month's developments regarding operations and finance and other information requested by the Board of Directors. The general manager shall deliver a copy of such report to each Party and to each Board member.

                 CHAPTER IX ANNUAL BUSINESS PLAN AND BUDGET

Section 9.01 The general manager shall draft the annual business plan and budget. The annual business plan and budget of every fiscal year (including the estimated capital indebtedness, deficit and profit plan and cash income and expenditures report) should be submitted before October 1 of the previous fiscal year for the examination by the Board of Directors and shall include following detailed materials:

      1.  The procurement of equipment and other property of the Joint
          Venture;

      2.  Raising and expenditures of capital;

      3.  Plans for production and product marketing;

      4. Maintenance and repair of the property and equipment of the Joint Venture;

      5. Budgetary estimate of the Joint Venture based on business plan and budget;

      6.  Training plan for the personnel of the Joint Venture;

      7. Raw material, fuel, water, electricity, public facilities and other thrown-in materials;

      8. The plan for proportion of export internal sales and recommendations of export and internal sales prices;

      9.  Foreign currency income and expenditure balance plan; and

      10. Report on any other matters that might be asked for by the Board of Directors or any member of the Board.

Section 9.02 The Board of Directors should examine and approve the business plan and budget before October 31 of the same year that the planned budget is submitted. The general manager shall be in charge of the implementation of the annual business plan and budget approved by the Board.

                            CHAPTER X BANKS LOANS

Section 10.01 The Joint Venture may, according to specific needs, apply to the Bank of China and (or) any other approved foreign or Chinese banks for foreign currency and (or) Renminbi loans. The Joint Venture may also borrow currency funds from any other banks or financial institutions. The Joint Venture should report the loans to the State Administration of Exchange control or other concerned branches for the record.

Section 10.02 The Joint Venture may also borrow from each Party.

                     CHAPTER XI DISTRIBUTION OF PROFITS

Section 11.01 After paying income taxes in accordance with the relevant Chinese laws and regulations, the after-tax profit shall be distributed according to the principles below:

Section 11.02 The Joint Venture should allocate the reserve fund, expansion fund and bonus and welfare fund for staff and workers in Renminbi, with the ratio for such allocations to be determined each year by the Board of Directors. The plan for using the three funds should be drawn by the general manager and should be submitted to the Board of Directors for approval. When it is approved, the plan should be implemented by the general manager.

Section 11.03 The reserve fund need not be increased when it is equal to the registered capital. Besides the fulfillment of the deficit of the Joint Venture, with approval of the examining and approving agency, the reserve fund can also be used to increase capital and enlarge production.

Section 11.04 When the three funds are allocated in accordance with Section
11.02. and any loans are repaid by the Joint Venture in accordance with the terms thereof, the after-tax profits of the Joint Venture shall be distributed based upon the ratio of each Party's registered capital. The profits shall be decided by the Board of Directors whether for distribution or for the expansion of the Joint Venture's business, provided, however, that where profits are used for expansion the Board of Directors shall distribute to Party B and Party C from the profits that are available for distribution to Party B and Party C an amount of profits sufficient to enable Party B and Party C to pay the tax liabilities, if any, that they each may incur in respect to the Joint Venture's profits. At the same time, the Board of Directors shall distribute to Party A from the profits available for distribution to Party A a corresponding amount of profits. After the Shanghai plant is in production, the Joint Venture may distributed profits to the Parties. If the Joint Venture has incurred losses in the previous years, the profits of the current year shall be first used to make up the losses. The Joint Venture shall not distribute profits until the previous losses are made up. Remaining profits from previous years may the added to the current year for profits distribution, or for distribution after making up the current year's deficit. The profits of Party B and Party C may be used for further investments inside China or may be remitted outside China.

Where the Joint Venture has foreign currency available for profit distribution, each Party shall receive an amount of such foreign currency in proportion to its respective contribution to registered capital. The Joint Venture shall assist each Party upon request in exchanging profits available for distribution in Renminbi into United States Dollars using the Foreign Exchange Adjustment Centers and any other reasonable methods that may be available to the Joint Venture of any Party. The costs of such exchanges shall be borne by the Party receiving the foreign currency profit distribution. All profits distributed to Party B or Party C in foreign currency shall be freely remittable outside of China to a bank account designated by such Party. If Party A desires to convert into Renminbi any of the foreign currency it receives pursuant to this Article, it shall first offer such foreign currency to Party B and Party C (in proportion to their respective contributions to registered capital) at an exchange rate to be agreed by the Parties.

                    CHAPTER XII FOREIGN CURRENCY CONTROL

Section 12.01 The Joint Venture shall open a Renminbi account, foreign currency account and (if the board of directors decides) a foreign currency credit account in the banks inside China. All cash receipts and expenditures should go through the bank. If it is necessary for the Joint Venture to open an account in a Hong Kong bank or a foreign country bank outside China, it shall obtain permission from the State Administration for Exchange control and submit the receipts and expenditures and provide bills or checks. The foreign currency trade of the Joint Venture shall be in accordance with the foreign exchange regulations in the People's Republic of China.

Section 12.02 The Joint Venture may balance its receipts and expenditures in foreign currency through exporting products or other methods allowed by Chinese laws.

Section 12.03 With respect to foreign currency savings, the Joint Venture may mortgage its foreign currency to the appropriate branch of the Bank of China or other specified financial agencies for Renminbi of the relative amount in accordance with the "Provisional Measures of the People's Bank of China of Foreign Exchange Secured Renminbi; Loans for Foreign Investment Enterprises". The Renminbi borrowed shall be used for Renminbi expenditures of the Joint Venture.


Section 12.04 Funds in the Joint Venture's foreign currency account should be used by the general manager in accordance with normal business practices; however, when it needs to exchange foreign currency, the Joint Venture should give Party B and party C priority in converting their renminbi profit distributions based on the exchange rate announced on the date of exchange by the Foreign Exchange Adjustment Centre of the State Administration for Exchange control.

                        CHAPTER XIII LABOR MANAGEMENT

Section 13.01 The employment, invitation, dismissal, resignation, wages, welfare labor insurance, labor safety, working discipline etc of the employees of the Joint Venture shall be managed in accordance with the "Provisions of the People's Republic of China for Labor Management in Chinese-foreign Equity Joint Ventures" and rules regarding its implementation. Party A should assist the Joint Venture in finding a number of qualified personnel for employment by the Joint Venture. The general manger should employ the most qualified candidates from those recommended personnel after examination. The Joint Venture also has the right to find and employ workers on its own.

Section 13.02 The Joint Venture shall employ the contracted invitation system. All its personnel shall have to pass an exam and an evaluation. The terms of the exam and evaluation shall be provided in the invitation contract. The Joint Venture shall decide whether it shall employ them.

Section 13.03 None of the personnel could be employed part or full time by other companies units.

Section 13.04 The labor management affairs such as employment, dismissal, wages, labor insurance, career security and hygiene, welfare, and rewards of the employees of the Joint Venture shall be planned by the Board the Directors according the related Chinese laws, regulations and rules of departments in charge. The Joint Venture shall sign collective contracts through the Labor Union or sign individual contracts with each employee to stipulate the above mentioned matter. Such labor contracts shall be filed with the local agencies of labor.

Section 13.05 According to the plan approved by the Board of Directors and the labor contract stipulated in Section 13.04. the general manager has full power to handle all the labor management affairs, including dismissal of unqualified and surplus personnel, and those who fail to fulfill or efficiently implement the work assigned to them, and the ones who refuse to obey or have violated the rules and regulations of the Joint Venture, on the basis of the "Provisions of the People's Republic of China of Labor Management in Chinese-foreign Equity Joint Ventures".

Section 13.06 The regulations made by the Board of Directors of the Joint Venture are:


1. Administration and management system, including regulations on authority and working procedures of respective departments;

2.     Personnel regulation;

3.     labor and wage system;

4.     The system on work attendance, reward and penalty;

5.     The system concerning welfare of personnel;

6.     Financial regulations;

7.     The procedure concerning the liquidation of the venture.

Section 13.07 The personnel of the venture have the right to set up their union organization to carry out union activities, according to the "Labor Union Law of the People's Republic of China".

Section 13.08 The Joint Venture shall submit 2% of total actual personnel wages to the union fund monthly. The union of the Joint Venture shall use the fund according to the "Measures for Handling Union Funds" stipulated by the All China Workers' Union Confederation of China.

                   CHAPTER XIV FINANCIAL AFFAIRS AND AUDIT

Section 14.01 The accounting system shall be made in accordance with relevant laws and accounting regulations of China and circumstances of Joint Venture. The Joint Venture shall submit its accounting system to the finance and tax departments in charge for the record.

Section 14.02 The treasurer recommended by the general manager for and appointed by the Board of Directors is responsible for the financial management of the venture.

Section 14.03 According to the "Regulations of the People's Republic of China on Financial Administration of Foreign Investment Enterprises" and its attached regulations as well as modern management methods, the general manager and the treasurer shall formulate the Joint Venture's system of financial management and procedures. The system of financial management of procedures adopted by the Joint Venture shall be submitted to the Board of Directors for approval. The system of financial management and procedures shall be filed in the department in charge within the Joint Venture and also concerned local financial departments and taxation agencies. The Joint Venture shall adopt the debit and credit and accrual basis for accounting as its accounting system and principles.

Section 14.04 The annual financial year of the Joint Venture shall be from January 1 to December 31 of the same year. Although all original "source documents" such as daily vouchers, receipts, and statements shall be in the language in which they are provided, which in most cases will be Chinese, the accounting will be done on a computer system and software provided by Party B. Accounting reports, including detailed general ledger reports, will be provided monthly on paper as well as MS-DOS computer readable format. The Joint Venture shall provide all reasonable assistance and cooperation to each Party of the Joint Venture to assist in their understanding of these records.

Section 14.05 The Joint Venture adopts Renminbi as its standard accounting currency. If cash deposits, other cash receipts and expenditures as well as the currency for losses or gains in remittances are different from the currency in the accounting statement, the currency in the actual receipts and expenditures shall be the accounting currency. The actual profit or loss resulting from exchange shall be accounted as profit or loss. The exchange rate adopted by the Joint Venture in remittance and accounting (and any changes thereto)shall be chosen by the Board of Directors in accordance with applicable Chinese laws and regulations.

Section 14.06 The accounting book of the venture shall have content below:

1.     All the amounts of cash income and expenditures of the Joint Venture:

2.     Buying and selling of materials of the Joint Venture;

3.     The Joint Venture's registered capital and assets and liabilities;

4. Contribution time, increase and transfer of the registered capital of the Joint Venture; and

5.     Other items required by Chinese law or by any Party.

Section 14.07 The general manager shall draft a financial statement of accounts, including statements of assets and liabilities, statements of losses and gains, and a plan for the distribution of profits within the first three (3) months of every business year for the preceding business year. The Joint Venture shall invite an accountant registered in China as its auditor, who shall examine the Joint Venture's financial condition twice a year. After the examination, the annual report shall be submitted to the Board of Directors for approval. Following approval by the Board of Directors, the Joint Venture shall send the financial statement and the auditor's report to the legal representative of all Parties within four (4) months after the end of the previous financial year. The Joint Venture shall also draft a quarterly business report and other reports as may be required by the Board of Directors and shall send such reports to all Parties.

Section 14.08 Each Party may employ at its own expense an accountant to examine the Joint Venture's accounting books. Unless the examination shows significant mistakes that are not noticed by the auditor of the Joint Venture, the Joint Venture has no responsibilities to pay the expenses related to the examination. The Joint Venture should provide all reasonable assistance to the auditor and this auditor should keep secret of all material he comes across during the examination.

                CHAPTER XV TERM, TERMINATION AND LIQUIDATION

Section 15.01 The term of this Joint Venture shall be fifty (50) years form the date when the State Administration for Industry and Commerce issues the Joint Venture its business license signifying legal person status.

Section 15.02 When the Joint Venture Contract expires, except in the case that the Joint Venture Contract is extended according to Section 18.2 of the Joint Venture Contract, the Joint Venture shall be dissolved and liquidated in accordance with the relevant provisions of the Joint Venture Contract and Chinese laws and regulations.

Section 15.03 Any Party any may terminate the Joint Venture before the term expires in accordance with Section 18.3 of the Joint Venture Contract. Unless one Party's rights and benefits are purchased according to Section
18.4 of the Joint Venture Contract and the Joint Venture continues its business, the Board of Directors of the Joint Venture should terminate, dissolve and liquidate the Joint Venture two (2) months after it receives the notice of terminations.

Section 15.04 When the Joint Venture expires of is terminated before the end of its term the Board of Directors shall determine procedures, principles, and members of the liquidation committee to liquidate the assets of the Joint Venture.

Section 15.05 The liquidation committee may include creditors' representatives and other important relevant persons, and it may also employ accountants and lawyers who are registered in China.

Section 15.06 The task of the liquidation committee is to carry out total liquidation of the Joint Venture's assets, debts and credit rights, prepare a balance sheet and list of assets, determine the liquidation plan to the Board of directors and implement the plan.

Section 15.07 During the liquidation period, the liquidation committee shall legally represent the Joint Venture in bringing and responding to legal actions.

Section 15.08 The liquidation expenses and compensation to the liquidation committee members shall take priority in the distribution of Joint Venture assets.

Section 15.09 After the settlement of all claims and debts, the rest of assets shall the distributed to the Parties in accordance with the ratio of registered capital.

Section 15.10 After the end of liquidation, the Joint Venture shall submit a report to the examination and approval authority, carry out deregistration procedures at the Agency for Registration and Administration and turn in its business license.

Section 15.11 After the term of the Joint Venture original accounting books and records shall be kept by Party A, but Parties B and C may keep copies thereof.

                            CHAPTER XVI REVISION

Section 16.01 Any revision, modification and supplement of the Contract or its appendices shall be done by written agreement among the Parties. According to provisions of the laws in China, revisions or modifications of the agreement shall come into effect only if approved by the examination and approval authority.

                           CHAPTER XVII INSURANCE

Section 17.01 During the preparatory and operation periods of the Joint Venture, the Joint Venture shall procure insurance with approval of the Board of Directors in accordance with related Chinese regulation. The risks, value and terms of insurance shall be determined by the Board of Directors.

                            CHAPTER XVII LANGUAGE

Section 18.01 These Articles of Association shall be signed in both Chinese and English. Both language versions shall be equally valid.

                 CHAPTER XIX EFFECTIVENESS AND MISCELLANEOUS

Section 19.01 Any notice or written communication under these Articles of Association shall be in Chinese and English and shall be sent out by air mail (with receipt), fax, ocean cable, cable or telex. If notices are sent out by fax, ocean cable, cable telex, they shall be confirmed with airmail and its receipt. If notices of communication under these Articles of Association are sent out by fax, ocean cable, cable or telex, two (2) working days after the sending-out date shall be considered as the receiving date. Unless the legal address is changed by written notice to the other Party, the legal address and the communication numbers in Chapter II shall be the address and number of the Parties.

Section 19.02 The Joint Venture Contract, its appendices and these Articles of Association shall be submitted to the examination and approval authority and shall come into effect only after approval.

These Articles of Association are signed by the authorized representatives of each Party in Beijing, the People's Republic of China on April 13, 1993.

China National Green Food              China Peregrine Enterprises, Limited
Corporation Management

By:                                    By: /s/ Charles J. Beech
    ------------------------------         ---------------------------

Name: /s/ [Chinese Characters]         Name: Charles J. Beech
      ----------------------------           -------------------------

Position:                              Position: President
          ------------------------               ---------------------

Party C:
Amer-China Partners

By: /s/ George C. Bergland
    ------------------------------
Name: George C. Bergland
      ----------------------------

Position: President
          ------------------------